Sweetgreen, Inc. Announces
First Quarter 2024 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its first fiscal quarter ended March 31, 2024.

First quarter 2024 financial highlights
For the first quarter of fiscal year 2024, compared to the first quarter of fiscal year 2023:
•Total revenue was $157.9 million, versus $125.1 million in the prior year period, an increase of 26%.
•Same-Store Sales Change of 5% was consistent with the prior year period.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 59% and Owned Digital Revenue Percentage of 33%, versus Total Digital Revenue Percentage of 61% and Owned Digital Revenue Percentage of 39% in the prior year period.
•Loss from operations was $(26.9) million and loss from operations margin was (17)%, versus loss from operations of $(35.3) million and loss from operations margin of (28)% in the prior year period.
•Restaurant-Level Profit(1) was $28.5 million and Restaurant-Level Profit Margin was 18%, versus Restaurant-Level Profit of $16.9 million and Restaurant-Level Profit Margin of 14% in the prior year period.
•Net loss was $(26.1) million and net loss margin was (17)%, versus net loss of $(33.7) million and net loss margin of (27)% in the prior year period.
•Adjusted EBITDA(1) was $0.1 million, versus Adjusted EBITDA of $(6.7) million in the prior year period; and Adjusted EBITDA Margin was 0%, versus (5)% in the prior year period.
•6 Net New Restaurant Openings, versus 9 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“Sweetgreen delivered strong first quarter results across the board. Year-over-year, revenue grew 26% and Restaurant-Level Profit Margin expanded by 400 basis points to 18%. We delivered positive Adjusted EBITDA during a traditionally slower first quarter. We remain confident that our strategy positions Sweetgreen for success today as well as for long-term, capital efficient, profitable growth,” said Jonathan Neman, Co-Founder and Chief Executive Officer. “At the heart of our strategy and our business is our team members. I want to take a moment to extend my gratitude to each of them for their unrelenting drive to further our mission of connecting people to real food.”

Results for the first quarter ended March 31, 2024:

Total revenue in the first quarter of fiscal 2024 was $157.9 million, an increase of 26% versus the prior year period. This increase was primarily due to an increase of $21.1 million of incremental revenue associated with 41 Net New Restaurant Openings during or subsequent to the first quarter of fiscal 2023. In addition, $6.4 million of the increase was the result of Same-Store Sales Change of 5% due to menu price increases that were implemented subsequent to the prior year period. The remaining $5.3 million of the increase was due to additional fiscal year-over-year comparable restaurant sales growth, which would have been reflected in our Same-Store Sales Change had we not adjusted for the misalignment in our comparable weeks resulting from fiscal year 2023 being a 53-week year, as described below.

Our loss from operations margin was (17)% for the first quarter of fiscal 2024 versus (28)% in the prior year period. Restaurant-Level Profit Margin was 18%, an increase of more than 400 basis points versus the prior year period, due to the impact of menu price increases, and labor optimization, partially offset by a benefit we received during the thirteen weeks ended March 26, 2023, related to refundable employee retention tax credits (“ERC”) issued as part of the Coronavirus Aid, Relief and Economic Security Act.

General and administrative expense was $36.9 million, or 23% of revenue for the first quarter of fiscal 2024, as compared to $34.9 million, or 28% of revenue in the prior year period. The increase in general and administrative expense was primarily due to a $5.1 million benefit received in the first quarter of fiscal 2023 from ERC and increases during the first quarter of fiscal 2024 of $0.9 million in marketing and advertising costs and $0.8 million in management salaries and benefits, including bonus. These increases were partially offset by a $4.6 million decrease in stock-based compensation expense primarily related to the decrease in expense associated with restricted stock units and performance-based restricted stock units issued prior to our IPO.

Net loss for the first quarter of 2024 was $(26.1) million, as compared to $(33.7) million in the prior year period. The decrease in net loss was primarily due to an $11.6 million increase in our Restaurant-Level Profit and a $1.9 million decrease in pre-opening costs. The increase in Restaurant-Level Profit and the decrease in pre-opening costs were partially offset by an increase in other expenses related to the change in fair value of our contingent consideration from our acquisition of Spyce, increases in general and administrative expenses described above, and an increase in depreciation and amortization associated with additional restaurants.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $0.1 million for the first quarter of 2024, as compared to $(6.7) million in the prior year period. This improvement was primarily due to an increase in Restaurant-Level Profit partially offset by an increase in general and administrative expenses.

Fiscal Year 2024 Outlook

For fiscal year 2024, we are updating our financial guidance to reflect the strength of the first quarter.

•23-27 Net New Restaurant Openings
•Revenue ranging from $660 million to $675 million
•Same-Store Sales Change between 4-6%
•Restaurant-Level Profit Margin of 18.5%-20%
•Adjusted EBITDA between $10 million to $19 million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, May 9, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our financial outlook for the second fiscal quarter and full fiscal year 2024, including our expectations regarding the number of Net New Restaurant Openings, including those that will contain the Infinite Kitchen, as well as the timing of such openings, and our revenue, Same-Store Sales Change, Restaurant-Level Profit Margin and Adjusted EBITDA, in particular our ability to achieve positive Adjusted

EBITDA for the full fiscal year in 2024; that our strategy positions us for success today as well as for long-term, capital efficient, profitable growth; our excitement about the future of Sweetgreen; our progress towards our goal of redefining fast food; our future operational plans, including our focus on expanding, and expectations regarding, margins and our plan to re-accelerate unit growth in 2025; our efforts to broaden our menu and drive menu innovation, which we expect in turn to drive traffic, favorable product mix and check size, create better customer and team member experiences, and unlock long-term value for our shareholders; our efforts to reward and retain a qualified workforce and to appropriately optimize our workforce; the continued strength of our brand and our ability to capture a massive whitespace for our category-defining concept; our strategic priorities, growth strategy and business aspirations; our plans regarding innovation and the resulting potential benefit to our business; our expectations regarding Infinite Kitchen and its financial and operational benefits and its ability to disrupt the industry; our ability to achieve or maintain profitability and our commitment to balancing growth and profitability; and management’s other plans, priorities, initiatives, and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and geopolitical events, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, the impact of pandemics or disease outbreaks, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base. The measure of AUV allows us to assess changes in guest traffic and per transaction patterns at our restaurants. Fiscal year 2023 was a 53-week year, and in order to provide a measurement period that is consistent with comparable periods that span a 52-week year, rather than simply excluding the extra week, we applied an averaging methodology to the last period of fiscal 2023 to adjust for the extra week.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. No restaurants were excluded from the Comparable Restaurant Base for the thirteen weeks ended March 31, 2024. Two restaurants were excluded from the Comparable Restaurant Base for the thirteen weeks ended March 26, 2023. Such adjustment did not result in a material change to our AUV.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period excluding the 14th week in any 14-week period and the 53rd week in any 53-week period, as applicable; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. Fiscal year 2023 was a 53-week year, which resulted in a misalignment in our comparable weeks in fiscal year 2024. To adjust for this misalignment, in calculating Same-Store Sales Change for each fiscal quarter and the full fiscal year 2024, we shifted each week within fiscal year 2023 forward by one week to better align with the 2024 calendar year, specifically to match the timing of holidays and achieve a more accurate comparable Same-Store Sales Change to the prior period. During the thirteen weeks ended March 31, 2024, three restaurants were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.

We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, Spyce acquisition costs, our enterprise resource planning system (“ERP”) implementation and related costs, and, in certain periods, impairment and closure costs, restructuring charges and legal settlements. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; certain other expenses; Spyce acquisition costs; ERP implementation and related costs; legal settlements; and, in certain periods, impairment and closure costs and restructuring charges; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen

Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 225 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
Sweetgreen Contact, Media:

Jenny Seltzer
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	As of March 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$243,756	$257,230
Accounts receivable	5,590	3,502
Inventory	1,854	2,069
Prepaid expenses	6,773	5,767
Current portion of lease acquisition costs	93	93
Other current assets	5,622	7,450
Total current assets	263,688	276,111
Operating lease assets	$243,602	$243,992
Property and equipment, net	267,132	266,902
Goodwill	35,970	35,970
Intangible assets, net	26,356	27,407
Security deposits	1,406	1,406
Lease acquisition costs, net	403	426
Restricted cash	125	125
Other assets	4,020	4,218
Total assets	$842,702	$856,557
LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$32,348	$31,426
Accounts payable	19,722	17,380
Accrued expenses	22,003	20,845
Accrued payroll	10,122	13,131
Gift cards and loyalty liability	3,137	2,797
Other current liabilities	—	6,000
Total current liabilities	87,332	91,579
Operating lease liabilities, net of current portion	$272,053	$271,439
Contingent consideration liability	10,377	8,350
Other non-current liabilities	799	819
Deferred income tax liabilities	1,863	1,773
Total liabilities	$372,424	$373,960
COMMITMENTS AND CONTINGENCIES (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 100,338,733 and 99,700,052 Class A shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; 300,000,000 Class B shares authorized, 12,871,027 and 12,939,094 Class B shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	113	113
Additional paid-in capital	1,281,217	1,267,469
Accumulated deficit	(811,052)	(784,985)
Total stockholders’ equity	470,278	482,597
Total liabilities and stockholders’ equity	$842,702	$856,557

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen Weeks Ended
	March 31, 2024		March 26, 2023
Revenue	$157,850	100%	$125,062	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	43,718	28%	35,587	28%
Labor and related expenses	45,766	29%	39,243	31%
Occupancy and related expenses	14,448	9%	12,630	10%
Other restaurant operating costs	25,381	16%	20,665	17%
Total restaurant operating costs	129,313	82%	108,125	86%
Operating expenses:
General and administrative	36,865	23%	34,907	28%
Depreciation and amortization	16,427	10%	13,110	10%
Pre-opening costs	1,432	1%	3,366	3%
Impairment and closure costs	157	—%	190	—%
Loss on disposal of property and equipment	66	—%	48	—%
Restructuring charges	505	—%	638	1%
Total operating expenses	55,452	35%	52,259	42%
Loss from operations	(26,915)	(17)%	(35,322)	(28)%
Interest income	(3,016)	(2)%	(3,062)	(2)%
Interest expense	19	—%	21	—%
Other income	2,059	1%	1,058	1%
Net loss before income taxes	(25,977)	(16)%	(33,339)	(27)%
Income tax expense	90	—%	318	—%
Net loss	$(26,067)	(17)%	$(33,657)	(27)%
Earnings per share:
Net loss per share basic and diluted	$(0.23)		$(0.30)
Weighted average shares used in computing net loss per share, basic and diluted	112,772,776		111,297,064

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirteen weeks ended
	March 31, 2024	March 26, 2023
Cash flows from operating activities:
Net loss	$(26,067)	$(33,657)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,427	13,110
Amortization of lease acquisition	23	23
Amortization of loan origination fees	19	21
Amortization of cloud computing arrangements	226	216
Non-cash operating lease cost	7,547	11,829
Loss on fixed asset disposal	66	48
Stock-based compensation	9,626	14,265
Non-cash impairment and closure costs	24	190
Non-cash restructuring charges	175	638
Deferred income tax expense	90	319
Change in fair value of contingent consideration liability	2,027	1,052
Changes in operating assets and liabilities:
Accounts receivable	(2,088)	(1,820)
Inventory	215	99
Prepaid expenses and other assets	775	(5,939)
Operating lease liabilities	(5,820)	(12,789)
Accounts payable	1,884	7,012
Accrued payroll and benefits	(3,009)	2,177
Accrued expenses	966	310
Gift card and loyalty liability	340	(180)
Other non-current liabilities	(20)	(54)
Net cash provided by (used in) operating activities	3,426	(3,130)
Cash flows from investing activities:
Purchase of property and equipment	(13,410)	(30,860)
Purchase of intangible assets	(1,612)	(1,525)
Security and landlord deposits	—	6
Net cash used in investing activities	(15,022)	(32,379)
Cash flows from financing activities:
Proceeds from stock option exercise	1,990	767
Payment of contingent consideration	(3,868)	—
Payment associated to shares repurchased for tax withholding	—	(44)
Net cash provided by (used in) financing activities	(1,878)	723
Net decrease in cash and cash equivalents and restricted cash	(13,474)	(34,786)
Cash and cash equivalents and restricted cash—beginning of year	257,355	331,739
Cash and cash equivalents and restricted cash—end of period	$243,881	$296,953
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$7,474	$5,907
Non-cash issuance of common stock associated with Spyce milestone achievement	$2,132	$—

SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended
	March 31, 2024	March 26, 2023
SELECTED OPERATING DATA:
Net New Restaurant Openings	6	9
Average Unit Volume (as adjusted)(1)	$2,889	$2,932
Same-Store Sales Change (%) (as adjusted)(2)	5%	5%
Total Digital Revenue Percentage	59%	61%
Owned Digital Revenue Percentage	33%	39%
(1) No restaurants were excluded from the Comparable Restaurant Base for the thirteen weeks ended March 31, 2024. Our results for the thirteen weeks ended March 26, 2023 have been adjusted to reflect the temporary closures of two restaurants, which were excluded from the Comparable Restaurant Base. Such adjustments did not result in a material change to AUV.

(2) Our results for the thirteen weeks ended March 31, 2024 have been adjusted to reflect the temporary closures of three restaurants, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change. No restaurants were excluded from the calculation of Same-Store Sales Change during the thirteen weeks ended March 26, 2023.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended
	March 31, 2024	March 26, 2023
Loss from operations	$(26,915)	$(35,322)
Add back:
General and administrative	36,865	34,907
Depreciation and amortization	16,427	13,110
Pre-opening costs	1,432	3,366
Impairment and closure costs	157	190
Loss on disposal of property and equipment(1)	66	48
Restructuring charges(2)	505	638
Restaurant-Level Profit	$28,537	$16,937
Loss from operations margin	(17)%	(28)%
Restaurant-Level Profit Margin	18%	14%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended
	March 31, 2024	March 26, 2023
Net loss	$(26,067)	$(33,657)
Non-GAAP adjustments:
Income tax expense	90	318
Interest income	(3,016)	(3,062)
Interest expense	19	21
Depreciation and amortization	16,427	13,110
Stock-based compensation(1)	9,626	14,265
Loss on disposal of property and equipment(2)	66	48
Impairment and closure costs(3)	157	190
Other expense/(income)(4)	2,059	1,058
Spyce acquisition costs(5)	—	161
Restructuring charges(6)	505	638
ERP implementation and related costs(7)	226	216
Legal Settlements(8)	21	—
Adjusted EBITDA	$113	$(6,694)
Net loss margin	(17)%	(27)%
Adjusted EBITDA Margin	—%	(5)%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived assets and store closures.
(4)Other expense includes the change in fair value of the contingent consideration. See Notes 3 to our condensed consolidated financial statements included elsewhere in our Quarterly Report for the first quarter of fiscal 2024.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(6)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with the vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.
(7)Represents the amortization costs associated to the implementation from our cloud computing arrangements in relation to our new ERP.
(8)Expenses recorded for accruals related to the settlements of legal matters.